Exhibit 10.7(d)

Executive Officers of
The Scotts Miracle-Gro Company
who are parties to form of
Employee Confidentiality, Noncompetition,
Nonsolicitation Agreement for employees
participating in The Scotts Company LLC
Amended and Restated Executive Incentive Plan

Date of Employee Confidentiality,
Name and Principal Position	Noncompetition, Nonsolicitation
with The Scotts Miracle-Gro Company	Agreement

Barry W. Sanders, President and Chief Operating Officer	April 22, 2005

Thomas Randal Coleman, Executive Vice President and Chief Financial Officer	May 15, 2006

Michael C. Lukemire, Executive Vice President, North American Operations	June 26, 2006

Ivan C. Smith, Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	June 26, 2006

Denise S. Stump, Executive Vice President, Global Human Resources and Chief Ethics Officer	August 8, 2006